                                                            EXHIBIT 99.2
HIGHLAND BANCORP, INC.

FOR IMMEDIATE RELEASE                       Contact:  Steve Rippe, CEO
                                                      Highland Bancorp, Inc.
                                                      (818) 848-4265

HIGHLAND BANCORP REPORTS FIRST QUARTER RESULTS AND DECLARES DIVIDEND


     Burbank, California (April 25, 2000) -- Highland Bancorp, Inc. (NASDAQ -
HBNK) today reported its results of operations for the quarter ended March 31, 2000. Net earnings for the quarter ended March 31, 2000, were $2,914,000, or $0.69 basic earnings per share and $0.67 diluted earnings per share, compared with net earnings of $2,448,000, or $0.56 basic earnings per share and $0.54 diluted earnings per share, for the like quarter of 1999. The Company achieved a 23.66% annualized return on equity and a 1.76% annualized return on assets for the first quarter of 2000.

     In light of the Company's continuing solid financial performance, the Board of Directors declared a cash dividend of $0.075 per share. This dividend is payable to all shareholders of record as of April 28, 2000, and will be paid on May 12, 2000.

     The Company's total assets at March 31, 2000, were $667.2 million compared with $654.8 million at December 31, 1999. The increase in assets during the first quarter of 2000 resulted from growth in the Company's loan portfolio. Net loans receivable totaled $560.2 million at March 31, 2000, compared with $545.7 million at December 31, 1999. The $14.5 million increase in net loans during the first quarter of 2000 resulted from $38.8 million in new loan originations, $8.1 million less than for the first quarter of 1999. These originations were partially offset by $24.1 million in loan principal amortization and payoffs during the first quarter of 2000, which was $3.8 million lower than loan principal amortization and payoffs during the first quarter of 1999.

     The Company's ratio of nonperforming assets to total assets was 0.30% at March 31, 2000, compared with 0.31% at December 31, 1999. At both March 31, 2000 and December 31, 1999, nonperforming assets totaled $2.0 million and consisted entirely of nonaccrual loans. The Company held no real estate owned at either date.

     The Company's provision for losses on loans for the quarter ended March 31, 2000, was $0.5 million, compared with $0.7 million for the first quarter of 1999. Chargeoffs for the first quarter of 2000 totaled $39,000, compared with $243,000 in chargeoffs for the first quarter of 1999, and $569,000 for the twelve months ended December 31, 1999. At March 31, 2000, the Company's allowance for loan losses totaled $12.4 million compared with $12.0 million at December 31, 1999.

     Net interest income was $7.4 million for the quarter ended March 31, 2000, compared with $6.9 million for the first quarter of 1999. The increase in net interest income for the quarter ended March 31, 2000, is principally attributable to increased amounts of net loans receivable outstanding in the first quarter of 2000 compared with the first quarter of 1999. The Company's net interest margin for the quarter ended March 31, 2000, was 4.65%, compared with 4.75% for the like quarter of 1999. This decrease in the first quarter of 2000 compared to the first quarter of 1999 is principally attributable to an increase in the cost of the Company's interest-bearing liabilities, which increased by 12 basis points in the first quarter of 2000 compared with the first quarter of 1999. This was partially offset by an increase in the ratio of interest-earning assets to interest-bearing liabilities, which stood at 106.47% for the three months ended March 31, 2000, compared to 106.13% for the same 1999 period.

     The Company's noninterest income consists principally of loan and deposit-related fees, loan sale gains, and dividends from the Federal Home Loan Bank. For the quarters ended March 31, 2000 and 1999, the Company's noninterest income was $0.5 million.

     The ratios of general and administrative expense to average assets for the quarters ended March 31, 2000 and 1999, were 1.40% and 1.64%, respectively, as the Company was able to reduce expenses by $175,000 while increasing its average assets by $51.7 million. As a result, the Company's efficiency ratio improved to 29.56% for the quarter ended March 31, 2000, compared with an efficiency ratio of 33.82% for the first quarter of 1999.

     At March 31, 2000, the Company's total shareholders' equity totaled $50.5 million, or 7.56% of total assets. The Bank's Tangible and Leverage Capital ratios were both 7.71%, and its Risk-based capital ratio was 10.76%. The Bank is considered "well-capitalized" for regulatory capital purposes.

     In a separate announcement also released today, the Company reported that it had entered into an Agreement and Plan of Merger with Jackson Federal Bank, a wholly owned subsidiary of Jackson National Life Insurance Co. Under terms of the agreement, each share of Highland Bancorp, Inc. will be acquired by Jackson for $25.45 in cash.

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties that could cause actual results, performance, or achievements to differ materially. These uncertainties include economic conditions, interest rates, changes in government regulation and monetary policy, competition, and other factors as set forth in the Company's Annual Report on Form 10-K.

     Highland Bancorp, Inc. is the holding company for Highland Federal Bank, a 32-year-old federal savings bank. Highland operates 7 retail branches in California, and is headquartered at 601 South Glenoaks Blvd., Burbank, California 91502.

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

Selected Financial Ratios and Other Data
(unaudited)


                                                           At or for the three months
                                                                 ended March 31,
                                                  -----------------------------------------
Performance Ratios:                                     2000                     1999
                                                  ----------------        -----------------

Return on average assets                                  1.76%                    1.60%
Return on average equity                                 23.66%                   21.99%
Average equity to average assets                          7.44%                    7.30%
Interest rate spread                                      4.33%                    4.46%
Net interest margin                                       4.65%                    4.75%
Average interest-earning assets to
   average interest-bearing liabilities                 106.47%                  106.13%
Noninterest expense to average assets                     1.41%                    1.63%
General and administrative expense to
   average assets                                         1.40%                    1.64%
Efficiency ratio                                         29.56%                   33.82%
Book value per share                                    $11.89   (1)             $10.37    (2)

Regulatory Capital Ratios: (Bank only)

Tangible capital                                          7.71%                    7.12%
Leverage capital                                          7.71%                    7.12%
Risk-based capital                                       10.76%                   10.31%

(1)  4,243,474 shares outstanding
(2)  4,388,618 shares outstanding

Condensed Balance Sheets
(In thousands)

                                                             March 31,         December 31,
Assets:                                                        2000                 1999
                                                         ----------------    --------------
                                                           (unaudited)
Cash and cash equivalents                                $      9,543                 7,231
Securities                                                     70,262                74,269
Net loans receivable                                          560,160               545,690
Accrued interest receivable                                     4,674                 4,402
Real estate acquired through foreclosure, net                      --                    --
Other assets                                                   22,557                23,186
                                                         ------------        --------------
                                                         $    667,196               654,778
                                                         ============        ==============

Liabilities and Shareholders' Equity:

Liabilities:
  Deposits                                               $    428,478               413,619
  FHLB advances and other borrowings                          178,204               183,900
  Accounts payable and accrued liabilities                     10,052                 9,052
                                                         ------------        --------------
     Total liabilities                                        616,734               606,571
Total shareholders' equity                                     50,462                48,207
                                                         ------------        --------------
                                                         $    667,196               654,778
                                                         ============        ==============

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

Condensed Statements of Operations
(In thousands except per-share amounts)
(unaudited)

                                                        For the three months ended
                                                                March 31,
                                                      -----------------------------
                                                          2000             1999
                                                      ------------     ------------

Total interest income                                 $     14,967           13,593
Total interest expense                                       7,590            6,682
                                                      ------------     ------------
     Net interest income                                     7,377            6,911
Provision for losses on loans                                  500              718
                                                      ------------     ------------
     Net interest income after provision
       for losses on loans                                   6,877            6,193

Total noninterest income                                       474              469

General & administrative expenses
  Compensation and benefits                                  1,429            1,474
  Occupancy and equipment                                      283              293
  FDIC insurance premium                                        22               60
  Service bureau and related equipment                         167              161
  Other                                                        420              508
                                                      ------------     ------------
     Total general and administrative expenses               2,321            2,496
Net (income) cost of operations of real
  estate acquired through foreclosure                            9               (3)
                                                      ------------     ------------
     Total non interest expense                              2,330            2,493
                                                      ------------     ------------
     Earnings before income taxes                            5,021            4,169
Provision  for income taxes                                  2,107            1,721
                                                      ------------     ------------
     Net earnings                                     $      2,914            2,448
                                                      ============     ============

Basic earnings per share                              $       0.69             0.56
                                                      ============     ============

Weighted average shares outstanding                          4,243            4,384
                                                      ============     ============

Diluted earnings per share                            $       0.67             0.54
                                                      ============     ============

Weighted average shares outstanding including
  effect of dilutive securities                              4,337            4,570
                                                      ============     ============

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

Analysis of Net Loan Portfolio
(Dollars in thousands)
(Unaudited)

                                                              For the three months
                                                                ended March 31,
                                                       --------------------------------
                                                            2000               1999
                                                       -------------     --------------

Net loans at beginning of period                       $     545,690            483,694

Loans Originated:
     Real Estate:
               Multi-family                                   17,058             16,702
               Commercial                                     21,719             30,100
               Construction and land                              43                 88
                                                       -------------     --------------
               Total loans originated                         38,820             46,890

Less:
      Principal payments (including payoffs)                  24,113             27,863
      Transfer to real estate owned                               --                 54
      Other net changes                                          237               (279)
                                                       -------------     --------------

Net loans                                              $     560,160            502,946
                                                       =============     ==============

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

Allowance for Loan Losses
(Dollars in thousands)
(unaudited)

                                                         For the three
                                                            months           For the year
                                                            ended               ended
                                                          3/31/2000           12/31/1999
                                                       ---------------      --------------
Balance at beginning of period                       $         11,951                9,909
Provision for loss                                                500                2,518
Chargeoffs:
    Real estate loans:
        One-to-four family                                         --                   24
        Multi-family                                               39                  496
        Commercial                                                 --                   29
    Consumer                                                       --                   20
                                                     ----------------        -------------
                    Total                                          39                  569
Recoveries                                                         --                   93
                                                     ----------------        -------------
Balance at end of period                             $         12,412               11,951
                                                     ================        =============


Nonperforming Assets
(Dollars in thousands)
                                                            As of                As of
                                                         3/31/2000             12/31/1999
                                                     ----------------        -------------
Nonaccrual loans:
  Real Estate:
        One-to-four family                           $            580                  505
        Multi-family                                              674                   --
        Commercial                                                760                1,502
  Consumer                                                         --                   --
                                                     ----------------        -------------
                    Total                                       2,014                2,007
REO                                                                --                   --
                                                     ----------------        -------------
         Total nonperforming assets                  $          2,014                2,007
                                                     ================        =============
Troubled debt restructurings                         $          2,499                2,143
                                                     ================        =============


Allowance for loan losses as a percentage
   of gross loans receivable                                     2.16%                2.14%
Allowance for loan losses as a percentage
   of total nonaccrual loans                                   616.39%              595.46%
Nonaccrual loans as a percentage of
   gross loans receivable                                        0.35%                0.41%
Nonperforming assets as a percentage of
   total assets                                                  0.30%                0.31%

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